Exhibit 99.1

BLACKHAWK NETWORK HOLDINGS, INC. AND JANA PARTNERS ANNOUNCE ADDITION OF TWO NEW INDEPENDENT DIRECTORS TO BOARD

JANA Partners Agrees to Support All Nominees at 2017 Annual Meeting

PLEASANTON, CA – March 20, 2017 – Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) and JANA Partners LLC today announced that the Company will add two new independent directors to its Board of Directors, effective no later than April 24, 2017. These two directors will be on Blackhawk’s slate of directors nominated for election to the Board of Directors at the Company’s 2017 Annual Meeting, along with eleven incumbents, pursuant to an agreement with JANA Partners LLC. The two new directors will be Robert Henske and Jeffrey H. Fox. Biographical information on the new directors is provided below. The Board will increase to thirteen members from the current eleven.
Under the agreement with JANA, Blackhawk will also form a Cost Savings Committee of the Board that will evaluate all options for increasing cost savings, including by, if the Cost Savings Committee so determines, engaging a cost consultant. The Committee will be comprised of four members, two of whom will be the new directors.
In addition, Jerry Ulrich, the Company’s Chief Financial Officer, announced that he plans to retire by the end of this year after 11 years with the Company. The Company has initiated a search to identify a replacement for Ulrich, with assistance from Mr. Henske and other Board members. The Company also reaffirmed all previous 2017 guidance. “We’re very grateful to Jerry for his significant contributions to the success of Blackhawk,” said Talbott Roche, Chief Executive Officer of Blackhawk. “Jerry has been a great leader, colleague and friend, and I appreciate his strong commitment to the Company.”
Mr. Ulrich added, “I’ve been honored to be part of a great team at Blackhawk and look forward to assisting the Company with the search and transition process.”
As previously disclosed, the Blackhawk Board has also been engaged in succession planning for Mr. Tauscher’s responsibilities as Head of International leading the Company’s international business and its corporate development strategy and execution. Mr. Tauscher anticipates stepping down from his international responsibilities in 2017 as a search and transition is completed. In addition, a similar transition is planned for Mr. Tauscher’s corporate development responsibilities following the transition of his international responsibilities. Mr. Tauscher intends to continue serving as Chairman of the Blackhawk Board. Roche said, “Bill’s service to the Company has been integral to our success. I look forward to his continued support as Chairman of the Board.”
Blackhawk also announced that it intends to restructure equity compensation for the Company’s named executive officers beginning in 2018 to enhance alignment with stockholder value creation. In addition, the Company has made certain changes to its compensation practices that will result in a lower dilution rate for 2017.
Barry Rosenstein, Managing Partner of JANA Partners, said, “We have appreciated our constructive dialogue with Bill Tauscher, Talbott Roche and their team. We believe that all Blackhawk stockholders will benefit from Jeff’s and Robert’s experience as the Company enhances its operational efficiency, including through the creation of the Cost Savings Committee, and makes the other value-creating enhancements announced today.” JANA Partners currently owns approximately 4.7 percent of the Company’s outstanding common stock.
The director nominations will be included in the Company’s 2017 proxy statement and submitted for stockholder approval at the Company's 2017 Annual Meeting, to be held on June 9, 2017. The Company expects to file its proxy materials for the 2017 Annual Meeting in the near future and encourages stockholders to review the proxy materials when they become available.
In connection with the appointments, Blackhawk and JANA have entered into a cooperation agreement. Under the agreement, Blackhawk has agreed to nominate Mr. Henske and Mr. Fox for election to the Board at the Company’s 2017 Annual Meeting and JANA has agreed to customary standstill and voting commitments. The cooperation agreement will be filed with the Securities and Exchange Commission.

Biographical Information on New Director Nominees
Jeffrey H. Fox is a principal of The Circumference Group LLC, an investment and advisory firm which he founded in 2009. Mr. Fox was President and Chief Executive Officer of Convergys Corporation from 2010 to November 2012, and then Executive Chairman until April 2013. Previously, Mr. Fox worked for Alltel Corporation as Chief Operating Officer from 2007 through 2008, and as a Group President from 1996 until 2007. Prior to joining Alltel, Mr. Fox worked in investment banking for ten years with Stephens Inc., preceded by two years with Merrill Lynch, specializing in mergers and acquisitions advisory services. Mr. Fox also currently serves as non-executive Chairman of the Board of Convergys Corporation (NYSE:CVG) and as a member of the Board of Avis Budget Group, Inc. (NASDAQ:CAR).

Robert B. Henske served as a Managing Director at Hellman & Friedman LLC from July 2007 through 2014, and as a Senior Advisor from 2014 to 2016. From May 2005 until July 2007, he served as Senior Vice President and General Manager of the Consumer Tax Group of Intuit Inc. He was Intuit’s CFO from January 2003 to September 2005. Prior to joining Intuit, he served as Senior Vice President and CFO of Synopsys, Inc., a supplier of electronic design automation software, from May 2000 until January 2003. From January 1997 to May 2000, Mr. Henske was a partner at Oak Hill Capital Management, a Robert M. Bass Group private equity investment firm. Prior to that he was a Partner at Bain & Company. Mr. Henske has served as a director of VeriFone Systems, Inc. (NYSE:PAY) since January 2005.

About Blackhawk Network Holdings, Inc.
Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) is a leading global stored value and payments provider, which supports the program management and distribution of gift cards, telecom products, and financial services products in retail, digital and incentive channels. Blackhawk’s digital platform enables the management of stored value products, promotions, and loyalty programs across a network of digital distribution partners including retailers, financial service providers, and mobile wallets. For more information, please visit www.blackhawknetwork.com or product websites Cardpool, Gift Card Lab, Gift Card Mall, GiftCards.com and OmniCard.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “forecasts,” “projects,” “outlook,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Blackhawk’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: Blackhawk’s ability to grow adjusted operating revenues and adjusted net income as anticipated; Blackhawk’s ability to grow at historic rates or at all; the consequences should Blackhawk lose one or more of its top distribution partners or fail to attract new distribution partners to its network or if the financial performance of Blackhawk’s distribution partners’ businesses decline; Blackhawk’s reliance on its content providers; the demand for their products and Blackhawk’s exclusivity arrangements with them; Blackhawk’s reliance on relationships with card issuing banks; the consequences to Blackhawk’s future growth if its distribution partners fail to actively and effectively promote its products and services; the timing and manner that Blackhawk’s distribution partners restore the full offering of Blackhawk’s products after they achieve EMV compliance; changes in consumer behavior away from Blackhawk’s distribution partners or our products resulting from limits or controls implemented by Blackhawk’s distribution partners during their transition to EMV compliance; the consequences if consumers do not return to purchase Blackhawk’s products at distribution partner stores; the requirement that Blackhawk comply with applicable laws and regulations, including increasingly stringent money-laundering rules and regulations; and other risks and uncertainties described in Blackhawk’s reports and filings with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in Blackhawk’s Annual Report Form 10-K for the year ended January 2, 2016 which was filed on March 2, 2016, in Blackhawk’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 10, 2016 which was filed on October 19, 2016 and in Blackhawk’s Form 10-K for the year ended December 31, 2016 which was filed on February 27, 2017, and other subsequent periodic reports Blackhawk files with the Securities and Exchange Commission. Blackhawk undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law.

INVESTORS/ANALYSTS:
Patrick Cronin
(925) 226-9973
investor.relations@bhnetwork.com

MEDIA:
Abernathy MacGregor
Pat Tucker, PCT@abmac.com, 212-371-5999
Jim Lucas, JBL@abmac.com, 213-630-6550

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